UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2023

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 W. Bayshore Rd., Suite 100

Palo Alto, CA 94303

(Address of principal executive offices, including zip code)

(650) 549-9103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	OTC Pink

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Second Amendment to Lock-Up Agreement

As previously disclosed on Peak Bio, Inc.’s, a Delaware corporation (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, in connection with the closing of the Company’s previously announced business combination (the “Business Combination”) between the Company (f/k/a Ignyte Acquisition Corp.), Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target”), the Company, the Company’s officers and directors and certain stockholders of the Target (the “Lock-Up Parties”) entered into a lock-up agreement (the “Lock-Up Agreement”) providing for certain restrictions on transfer applicable to the Company’s common stock (the “Lock-Up Shares”). Generally, the Lock-Up Agreement prohibits stockholders from (i) selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder with respect to the Lock-Up Shares, (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, or (iii) publicly announcing any intention to effect any transaction specified in the immediately preceding subsections (i) or (ii), subject to certain limited exceptions set forth in the Lock-Up Agreement. The lock-up period under the Lock-Up Agreement lasts until the date that is 180 days from the closing of the Business Combination.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2023, the Company entered into an amendment to the Lock-Up Agreement (the “Amendment to Lock-Up Agreement”) with the Lock-Up Parties to release 30% of the Lock-Up Shares from the transfer restrictions imposed on such shares by the Lock-Up Agreement.

On April 4, 2023, the Company entered into a second amendment to the Lock-Up Agreement (the “Second Amendment to Lock-Up Agreement” and together with the Amendment to Lock-Up Agreement, the “Amendments”) with the Lock-Up Parties to release the remaining Lock-Up Shares from the transfer restrictions imposed on such shares by the Lock-Up Agreement. Except as modified by the Amendments, the Lock-Up Agreement shall remain in full force and effect in accordance with the terms and conditions thereof.

The foregoing description of the Second Amendment to Lock-Up Agreement is qualified in its entirety by reference to the full text of the Second Amendment to Lock-Up Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Second Amendment to Lock-Up Agreement, dated as of April 4, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer